Exhibit 1.01

Luminex Corporation
Conflict Minerals Report
For The Year Ended December 31, 2016

This report for the year ended December 31, 2016 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the Rule). For the purposes of the required good faith reasonable country of origin inquiry (RCOI), Luminex continued to receive supply chain responses through April 30, 2017. The Rule was adopted by the Securities and Exchange Commission (SEC) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (Dodd-Frank Act). The Rule imposes certain reporting obligations on SEC registrants whose manufactured products contain conflict minerals which are necessary to the functionality or production of their products. Conflict minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are currently limited to tin, tantalum and tungsten (3TG). These requirements apply to registrants regardless of the geographic origin of the conflict minerals and whether or not they fund armed conflict.

If a registrant can establish that the conflict minerals originated from sources other than the Democratic Republic of the Congo or an adjoining country (the Covered Countries), or did come from recycled and scrap sources, they must submit a Form SD which describes the RCOI completed.

If a registrant has reason to believe that any of the conflict minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those conflict minerals, then the registrant must exercise due diligence on the conflict minerals’ source and chain of custody that conforms to a nationally or internationally recognized framework. The registrant must annually file a report, a Conflict Minerals Report (CMR), with the SEC that includes a description of those due diligence measures.

As permitted by applicable guidance of the SEC, Luminex has not obtained an independent private sector audit of this report within the meaning of the Rule.

1.    Company Overview

This report has been prepared by Luminex Corporation (herein referred to as “Luminex,” the “Company,” “we,” “us,” or “our”) and (except as otherwise specified herein) includes the activities of all subsidiaries that are required to be consolidated.

Luminex develops, manufactures and sells proprietary biological testing technologies and products with applications throughout the life sciences and diagnostics industries.  These industries depend on a broad range of tests, called bioassays, to perform diagnostic tests and conduct life science research.

We completed our acquisition of Nanosphere, Inc. (Nanosphere) on June 30, 2016. The due diligence measures of Nanosphere, prior to the completion of the acquisition, on the source and chain of custody of the necessary conflict minerals in its products were similar to Luminex's due diligence measures. As of the date of this report, Nanosphere’s conflict minerals program is in the process of being integrated into our conflict minerals program.

2.    Products Overview

Luminex’s products are classified in the following categories: instruments, consumables, assays and reagents. We conducted an internal analysis of our products and found that conflict minerals are found in our instruments. Our internal analysis determined that our consumables, assays and reagents do not contain conflict minerals as they are made up of reagent grade or better chemicals and biological reagents not intentionally containing conflict minerals and they could contain only trace amounts of conflict minerals as a contaminant.

3.    Supply Chain Overview

Luminex relies upon our suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us, including sources of 3TG that are supplied to them from sub-tier suppliers. Our suppliers are requested to provide the 3TG sourcing information to us per our Conflict Minerals Policy.

In addition, we have performed an appropriate assessment of our instrument components, and the role that suppliers play throughout our manufacturing processes. We defined the scope of our conflict minerals due diligence by identifying, and using a third party service provider to reach out to our current suppliers that provide instrument components or assemblies. We adopted the standard conflict minerals reporting templates established by the Conflict-Free Sourcing Initiative (CFSI), and using a third party service provider, delivered our conflict minerals due diligence communication survey to these suppliers.

We have historically purchased many of the components and raw materials used in our products from numerous suppliers worldwide. As we do not source directly from smelters or mines, we are working with our suppliers and third party service providers to understand the sources of the metals contained in our products. We rely upon our direct suppliers and third party service providers to provide information on the origin of the 3TG contained in instrument components and materials supplied to us - including sources of 3TG that are supplied to them from their upstream supply chain sources. Contracts with our suppliers are frequently in force for three to five years or more and we cannot unilaterally impose new contract terms and flow-down requirements. As we enter into new contracts, or our contracts renew, we are seeking to add provisions that require suppliers to provide information about the source of conflict minerals and smelters. It will take a number of years to implement appropriate flow-down clauses in our supplier contracts. In the meantime, as described below, we are working with suppliers and third party service providers to obtain 3TG sourcing information.

4.    RCOI

We conducted an assessment of our products and found that 3TG substances can be found in Luminex’s instruments such as our ARIES®, LX 100/200™, FLEXMAP 3D®, MAGPIX® and Verigene® products herein referred to as our “Covered Products”. Based upon our due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of all of the 3TG in our Covered Products. However, based on the information provided by our suppliers, we have reason to believe that some of the 3TG contained in our Covered Products may have originated from Covered Countries or may not be from recycled or scrap sources.

In accordance with the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the Conflict Minerals Rule, this report is publicly available on our website at www.luminexcorp.com/about-luminex/corporate-responsibility/.

5.    Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the five-step internationally recognized framework in OECD Guidance and the related Supplements for 3TG. The subsections below describe our due diligence process based on the OECD Guidance.

Step 1: Establish Strong Company Management Systems

Luminex has adopted a Conflict Minerals Policy which is posted on our website at www.luminexcorp.com/about-luminex/corporate-responsibility/.

Internal Team

Luminex has established a management system for conflict minerals that is led by the CFO and Vice President of Regulatory and Clinical Affairs as well as executive-level representatives and a team of individuals from relevant functions such as quality assurance, purchasing, document control, IT, and manufacturing engineering. This team is responsible for implementing our conflict minerals compliance strategy. Senior management is briefed about the results of our due diligence efforts on a periodic basis.

Control Systems

Controls include, but are not limited to, our Code of Conduct which outlines expected behaviors for all Luminex employees and our requests that suppliers provide us with Conflict Mineral information, including the completion of the CFSI Conflict Minerals Reporting Template.

Supplier Engagement

With respect to the OECD due diligence guidance to strengthen engagement with suppliers, we are utilizing a third party servicer provider and our Purchasing department to contact suppliers in a supporting role to our Quality Assurance and Regulatory department.   We have developed a supplier communication package to educate our suppliers of the information required of them. As we enter into new contracts, or our contracts renew, we are seeking to add provisions that require suppliers to provide information about the source of conflict minerals and smelters.

As we do not typically have a direct relationship with 3TG smelters and refiners, we are engaged and actively cooperate with other manufacturers. We rely upon the following industry-wide initiatives to disclose upstream actors in the supply chain: CFSI, the ITRI Tin Supply Chain Initiative (iTSCi) and the Public Private Alliance for Responsible Minerals Trade (PPA).

Grievance Mechanism

We have multiple longstanding grievance mechanisms whereby employees and suppliers can report violations of Luminex’s policies. Technical Support receives complaints and inquiries from customers, suppliers and partners for all Luminex supported products. Technical Support documents all customer communications, triages complaints as required, and leads investigations for issue resolution.

Maintain Records

We have a policy to retain relevant records. Luminex uses a third party service provider’s database at this time to maintain reviewable business records.

Luminex has implemented PLM Product Governance and Compliance software to manage and retain compliance data related to Conflict Minerals utilizing both internal and external resources. This will also allow Luminex to show the long-term evolution and improvement of its program to its shareholders.

Step 2: Identify and Assess Risk in the Supply Chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. We have identified over 320 direct and indirect instrument component suppliers. We rely upon these suppliers, whose components may contain 3TG, to provide us with information about the source of any conflict minerals contained in the components supplied to us. Both our direct and indirect suppliers are similarly reliant upon information provided by their suppliers. Many of the largest suppliers are also SEC registrants and subject to the Rule. When we identify a risk in the supply chain, we will generally engage with our direct supplier and develop a time frame in which the risk can be mitigated, which may include taking appropriate steps to transition procurement from a different supplier.

Step 3: Design and Implement a Strategy to Respond to Risks

In response to this risk assessment, Luminex has instituted a risk management plan, through which risks are identified and mitigations developed. The conflict minerals program is implemented, managed and monitored through the RCOI due diligence plan.

As described above, we utilize many upstream resources in the following industry-wide initiatives to disclose upstream actors in the supply chain, including the Electronics Industry Citizenship Coalition-Global e-Sustainability Initiative’s (EICC-GeSI), CFSI, the iTSCi and the PPA.

As part of our risk management plan, we have contracted with a third party service provider to use their software and services to conduct our RCOI. For 2016, these services involved sending the Template to our instrument component direct and indirect suppliers. The Template contains instructions, definitions and a questionnaire that must be completed by an appropriate supplier representative. We communicate with our suppliers whom we have reason to believe are supplying us with 3TG from sources that may support conflict in the DRC or any adjoining country to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance. To date, we have found no instances where it determined to be necessary to terminate a contract or find a replacement supplier.

Step 4: Carry out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

In connection with our due diligence, we used information made available by the CFSI concerning independent third-party audits of smelters and refiners but did not, and are not required to, obtain our own independent private sector audit of this report.

Step 5: Report on Supply Chain Due Diligence

In accordance with the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (OECD Guidance) and the Conflict Minerals Rule, this report is publicly available on our website at www.luminexcorp.com/about-luminex/corporate-responsibility/.

6.    Due Diligence Process and Results

Request Information

Through our use of a third party service provider’s software and services, we conducted a survey of those suppliers described above using the CFSI CMRT Template. The CFSI CMRT Template includes questions regarding a company’s conflict-free policy, engagement with its direct suppliers, and a listing of the smelters its suppliers use. In addition, the CFSI CMRT Template contains questions about the origin of conflict minerals included in a company's products, as well as supplier due diligence. Written instructions and recorded training videos illustrating the use of the tool are available on CFSI website.

Survey Responses

Luminex surveyed our identified instrument component suppliers. Through our third party service provider, we received responses from approximately 62% of the suppliers surveyed. Our third party service provider reviewed the responses against criteria developed to determine which responses required further engagement with our suppliers. These criteria included untimely or incomplete responses as well as inconsistencies within the data reported in the Template. In the future, we, along with our third party service provider, will work directly with these suppliers to provide revised responses.

A majority of the responses received provided data at a company or divisional level. Some were unable to specify all the smelters or refiners used for components supplied to Luminex. With the exception of a few suppliers, we are unable to determine whether any of the conflict minerals reported by the suppliers were contained in components or parts supplied to us or to validate that any of these smelters or refiners are actually in our supply chain.

Efforts to determine mine or location of origin

Through our use of guidance proposed by CFSI and iTSCi, the OECD implementation programs, and requesting our suppliers to complete the Template, we have determined that seeking information about 3TG smelters and refiners in our supply chain represents a reasonable process to determine the mines or locations of origin of the 3TG in our supply chain.

Smelters or Refiners

Supplier responses included the names of approximately 312 entities listed by our suppliers as smelters or refiners. Approximately 10% of the entities listed by our suppliers as smelters or refiners were unable to be validated as in fact being smelters or refiners. Luminex believes that, to the extent reasonably determinable by Luminex, the facilities that were used to process the 3TG contained in the Covered Products included 281 facilities that were listed in the Template as "known smelters or refineries," or in the United States Department of Commerce's global list of "all known conflict mineral processing facilities worldwide" (collectively, "Known Smelters or Refineries"). Of these 281 Known Smelters or Refineries, 221 had received a "conflict free" designation from an independent third party audit program as of April 30, 2017. Based on these due diligence efforts, Luminex does not have sufficient information to determine all the facilities used to process necessary 3TG or to determine the mines or countries of origin of the 3TG contained in all of the Covered Products or whether the 3TG in all of the Covered Products are from recycled or scrap sources. Luminex continues to work with suppliers throughout its supply chain to re-validate, improve, and refine their reported information, taking into account supply chain fluctuations and other changes in status or scope and relationships over time.

Luminex believes that, to the extent reasonably determinable, the facilities that were used to process the 3TG contained in the Covered Products included the smelters and refiners listed in the table below. This table includes only facilities that are Known Smelters or Refineries.

Mineral	Facility Name	Facility Location
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	AURA-II	UNITED STATES OF AMERICA
Gold	Aurubis AG	GERMANY
Gold	Bangalore Refinery	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Chimet S.p.A.	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH	GERMANY
Gold	Dowa	JAPAN
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Elemetal Refining, LLC	UNITED STATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Gujarat Gold Centre	INDIA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA

Mineral	Facility Name	Facility Location
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC	UNITED STATES
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION

Mineral	Facility Name	Facility Location
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)
Gold	SAMWON METALS Corp.	KOREA (REPUBLIC OF)
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	T.C.A S.p.A	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom	KOREA (REPUBLIC OF)
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN

Mineral	Facility Name	Facility Location
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Duoluoshan	CHINA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck GmbH Goslar	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Kemet Blue Powder	UNITED STATES OF AMERICA
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Molycorp Silmet A.S.	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL

Mineral	Facility Name	Facility Location
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	Dowa	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Elmet S.L.U.	SPAIN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Fenix Metals	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Phoenix Metal Ltd.	RWANDA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA

Mineral	Facility Name	Facility Location
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	Pt Inti Stania Prima	INDONESIA
Tin	PT Justindo	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Lautan Harmonis Sejahtera	INDONESIA
Tin	PT Menara Cipta Mulia	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.	BRAZIL
Tin	Thaisarco	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES

Mineral	Facility Name	Facility Location
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Kennametal Fallon	UNITED STATES
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA

7.    Steps to Improve Due Diligence

We intend to take the following steps to continue to improve the due diligence conducted to mitigate risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

a.	Continue our efforts to include conflict minerals provisions in new or renewed supplier contracts.

b.	Continue to engage with suppliers and direct them to training resources to attempt to increase the response rate and improve the content of the supplier survey responses.

c.
Continue to engage any of our suppliers found to be supplying us with 3TG from sources that may support conflict in the DRC or any adjoining country to establish an alternative source of 3TG that does not support such conflict.

d.	Continue to improve our best practices and build leverage over the supply chain in accordance with the OECD Guidance and other relevant trade associations.

e.	Continue due diligence on new businesses acquired to asses the risk of conflict minerals in the acquired business supply chain.

Forward-looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements made in this report, other than statements of historical fact, are forward-looking statements. You can identify these statements from use of the words “may,” “should,” “could,” “potential,” “continue,” “plan,” “forecast,” “estimate,” “project,” “believe,” “intent,” “anticipate,” “expect,” “target,” “is likely,” “will,” or the negative of these terms, and similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We believe that our expectations are based on reasonable assumptions. However, these forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from our expectations of future results, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on any forward-looking statements. Excepts as otherwise required by applicable laws, we undertake no obligation to publicly update or revise any forward-looking or other statements included in this report, whether as a result of new information, future events, changed circumstances or any other reason.